EXHIBIT 99.1

Idaho Strategic Reports First Quarter 2025 Operating and Financial Performance

Highlighted by a 23.39% Increase in Revenue to $7,278,536 – a New Quarterly Revenue Record, and the Completion of 4,230 Meters of Drilling at the Golden Chest Mine

COEUR D’ALENE, Idaho, May 8, 2025 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the first quarter ending March 31, 2025. The Company’s production-backed exploration business plan is in full effect in 2025, resulting in the highest quarterly revenue in Company history and a significant reinvestment of cash flow in drilling and other exploration activities. Operating and financial results for the first quarter include:

Operational Performance:	Q1 2025	% Change	Q1 2024
Ore Tonnes Processed	11,337	10.01%	10,300
Average Flotation Feed Grade (gpt)	8.67	-15.91%	10.31
Ounces Produced	2,900	-6.93%	3,116
All-In Sustaining Cost Per Ounce ($USD)	$1,430.90	21.98%	$1,173.10

Financial Performance ($USD):	Q1 2025	% Change	Q1 2024
Revenue	$7,278,536	23.39%	$5,898,938
Total Cost of Sales	$3,580,450	16.98%	$3,060,701
Gross Profit	$3,698,086	30.30%	$2,838,237
Net Income Attributable to IDR	$1,608,979	-25.89%	$2,171,109
Earnings Per Share (EPS)	$0.12	-29.41%	$0.17
Average Realized Gold Price	$2,848.74	44.73%	$1,968.28

Idaho Strategic’s President and CEO, John Swallow stated, “Continuing with our impressive results in 2024, we enjoyed year over year record quarterly revenue. And while we did show slightly lower grades at the mill and a modest decrease in ounces produced, more important is that our production-backed exploration business plan also allowed for a more than 5-fold increase in drilling investment during the quarter over the prior year. Together with our investment plans for the remainder of 2025 as outlined below, it is easy to see that our team is hitting on all cylinders and at the right time given the unprecedented level of investment/work planned for 2025.

Idaho Strategic Resources, Inc.  •  201 N. 3rd Street  •  Coeur d’Alene, Idaho 83814

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It is important to note that this will be the year that the benefits of full implementation of our ‘production-backed exploration’ business plan are felt across almost our entire asset base. During 2025 we are already executing our largest exploration program ever at the Golden Chest Mine; stepping out with additional exploration and first and second round drilling in the broader Murray Gold Belt; completing a phase 1 drill program at Eastern Star; constructing and commissioning our new Paste Backfill System; advancing the permitting and equipment purchasing for the Murray Mill onsite at the Golden Chest; completing a large scale radiometrics and soil sampling program at our Lemhi Pass project; flying radiometrics, magnetics, and lidar at our Mineral Hill project; all while continuing to execute on our current mine development and gold production.

Reinvesting cash flow back into the business is a key part of our plan, however increased expenses are obviously reflected in our AISC and EPS when it comes to financial reporting. For instance, in the first quarter, we expensed $1,371,433 primarily related to exploration drilling at the Golden Chest Mine, in 2024 the comparable figure was $267,848. We also made the decision to incentivize our team with company-wide stock options intended to support long-term thinking and shareholder alignment, for which we recognized a non-cash expense of $495,146 during the quarter (the last option grant to our folks was in 2022). And finally, while not directly related to exploration or drilling, during this reporting period we decided to exchange a non-essential and troublesome piece of Sandvik mining equipment for a credit toward future mining parts from an OEM mine supplier. This decision resulted in a non-cash expense of $239,898, which is the net amount between the stated book value of the mining equipment and the value of the parts credit received. However, even after these increased investments/expenses/charges, the Company still reported in excess of $1.6m in net income for the quarter.

It is/was the willingness to invest in this type of longer-term business approach that I believe sets Idaho Strategic apart from many others in our industry. In my opinion, the decisions we made along the way have enabled us to reinvest heavily in value-added exploration while further growing the potential for enhanced shareholder returns and the possibility to share in future success with our team members. The full implementation of our production-backed exploration business plan across our asset base is something that I consider a major milestone for the Company.”

Golden Chest Highlights for Q1 2025 Include:

•	In the first quarter of 2025 ore tonnes processed at the New Jersey Mill increased by approximately 10.01% to 11,337 dry metric tonnes resulting in gold production of 2,900 ounces at an average flotation feed grade of 8.67 grams per tonne (“gpt”).

•	All-in sustaining cost per ounce of gold in the first quarter of 2025 was $1,430.90, which is an increase of approximately 21.98% over the first quarter of 2024. Cash costs per ounce remained flat at $846.22 in 2025, compared to $846.84 in 2024. The increase in All-in sustaining costs is largely a result of 4,230 meters of drilling completed during the first quarter of 2025 in alignment with the Company’s production-backed exploration business plan. The Company expects drilling and exploration activities to accelerate during the second quarter and/or while weather is optimal and current gold prices allow for increased reinvestment in our growing asset base.

Idaho Strategic Resources, Inc.  •  201 N. 3rd Street  •  Coeur d’Alene, Idaho 83814

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•	Significant progress was made at the New Jersey Mill with the construction of the new tailings filtration circuit, which was 80% complete at the end of the first quarter. Commissioning of the tailings filtration circuit will take place in the second quarter and full commissioning of the Paste Backfill Plant at the Golden Chest Mine is expected to occur in the second half of 2025.

•	Results from drilling at the Golden Chest were released during the first quarter of 2025. Drilling highlights from 5 different areas of the mine were announced in a press release titled Idaho Strategic Announces High-Grade Drill Results Including 1.3 Meters of 150.25 Grams per Tonne Gold.

Rare Earth Highlights for Q1 2025 Include:

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During the quarter the Company announced its REE exploration plans for the 2025 field season in a press release titled Idaho Strategic Announces its Plans for the 2025 Rare Earth Elements Exploration Field Season in Alignment with President Trump’s Recent Executive Order.

Corporate Highlights for Q1 2025 Include:

•

Awarded Company-wide stock options to directors, management, and employees intended to incentive long-term commitment to the Company and alignment with shareholder value creation. The non-cash stock option expense for the first quarter related to the recently issued stock options was $495,146 during the first quarter.

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources, please visit www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.  •  201 N. 3rd Street  •  Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc. Condensed Consolidated Statements of Operations (Unaudited) For the Three-Month Periods Ended March 31, 2025 and 2024

	March 31,
	2025	2024

Revenue:
Sales of products	$7,278,536	$5,898,938
Total revenue	7,278,536	5,898,938

Costs of Sales:
Cost of sales and other direct production costs	3,030,829	2,558,913
Depreciation and amortization	549,621	501,788
Total costs of sales	3,580,450	3,060,701
Gross profit	3,698,086	2,838,237

Other operating expenses:
Exploration	1,371,433	267,848
Management	264,745	109,100
Professional services	183,738	154,244
General and administrative	237,018	160,663
Loss on sale of equipment	239,898	4,409
Total other operating expenses	2,296,832	696,264
Operating income	1,401,254	2,141,973

Other (income) expense:
Equity income on investment in Buckskin Gold and Silver, Inc	(1,346)	(1,867)
Timber revenue net of costs	(3,856)	(13,357)
(Gain) loss on investment in equity securities	-	453
Interest income	(185,395)	(19,635)
Interest expense	-	20,565
Total other (income) expense	(190,597)	(13,841)

Net income	1,591,851	2,155,814
Net loss attributable to non-controlling interest	(17,128)	(15,295)
Net income attributable to Idaho Strategic Resources, Inc	$1,608,979	$2,171,109

Net income per common share-basic	$0.12	$0.17
Weighted average common share outstanding-basic	13,666,321	12,513,374

Net income per common share-diluted	$0.12	$0.17
Weighted average common shares outstanding-diluted	13,735,770	12,673,172

Idaho Strategic Resources, Inc.  •  201 N. 3rd Street  •  Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc. Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,306,124	$1,106,901
Investments in US treasury notes	8,077,325	7,775,193
Gold sales receivable	1,833,385	1,578,694
Inventories	1,171,594	899,924
Joint venture receivable	1,927	2,892
Other current assets	337,448	378,469
Total current assets	12,727,803	11,742,073

Property, plant and equipment, net of accumulated depreciation	15,868,020	12,904,065
Mineral properties, net of accumulated amortization	10,994,040	10,573,349
Investment in Buckskin Gold and Silver, Inc	342,782	341,436
Investment in joint venture	435,000	435,000
Investments in US treasury notes, non-current	6,995,829	7,208,930
Reclamation bond	330,110	249,110
Deposits	373,566	567,667
Total assets	$48,067,150	$44,021,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,022,270	$1,006,078
Accrued payroll and related payroll expenses	561,805	564,090
Notes payable, current portion	1,330,738	709,381
Total current liabilities	2,914,813	2,279,549

Asset retirement obligations	310,296	305,409
Notes payable, long term	2,339,803	1,023,358
Total long-term liabilities	2,650,099	1,328,767

Total liabilities	5,564,912	3,608,316

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; March 31, 2025- 13,668,780 and December 31, 2024- 13,665,058 shares issued and outstanding	46,554,464	46,059,318
Accumulated deficit	(6,764,974)	(8,373,953)
Total Idaho Strategic Resources, Inc stockholders’ equity	39,789,490	37,685,365
Non-controlling interest	2,712,748	2,727,949
Total stockholders' equity	42,502,238	40,413,314

Total liabilities and stockholders’ equity	$48,067,150	$44,021,630

Idaho Strategic Resources, Inc.  •  201 N. 3rd Street  •  Coeur d’Alene, Idaho 83814

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential to deliver Q2 2025 financial performance that is in-line, better, or worse than Q1 2025; the benefit that the Company believes its production-backed exploration business plan provides; the potential for the Company to initiate and complete all of its planned drilling and exploration activities during 2025; the potential for the Company’s drilling and exploration activities to be value-added; the Company’s plans to commission it tailings filtration system at the New Jersey Mill and commission its paste backfill plant at the Golden Chest in 2025; the potential financial and operational benefits of implementing the tailings filtration system and paste backfill system; the potential for the Company’s stock option awards to have the intended effect on directors, management, and employees; the continuation of the waiting list of people who want to work at Idaho Strategic; and the potential for the Company to continue to make decisions that are in the best interest of the business which may not be the optimal decision from a financial reporting perspective. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.  •  201 N. 3rd Street  •  Coeur d’Alene, Idaho 83814

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